SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

BRK, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

BRK, INC.

411 Eastgate Road, Suite A

Henderson, Nevada 89011

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about September ___, 2017 to the holders of record as of the close of business on September ___, 2017 of the common stock of BRK, Inc., a Nevada corporation (“BRK”).

The Board of Directors of BRK and one stockholder holding 52.3% of the voting power of the issued and outstanding shares of common stock and preferred stock of BRK, as of June 15, 2017, have approved and consented in writing in lieu of a special meeting of the Board of Directors and a special meeting of the stockholders to an amendment to our Articles of Incorporation to increase the number of shares of authorized common stock from 100,000,000 to 2,000,000,000.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and preferred stock, and are sufficient under the Nevada Revised Statutes (“NRS”) and BRK’s Articles of Incorporation and Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of BRK for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDER

GENERAL

BRK will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. BRK will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of BRK’s common stock.

BRK will only deliver one Information Statement to multiple security holders sharing an address unless BRK has received contrary instructions from one or more of the security holders. Upon written or oral request, BRK will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: BRK, Inc., 411 Eastgate Road, Suite A, Henderson, Nevada 89011, Attn: Daniel Surreya, Chief Executive Officer. Mr. Surreya may also be reached by telephone at (702) 572-8050.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to BRK’s Bylaws and the Nevada Revised Statutes (“NRS”), a vote by the holders of at least a majority of BRK’s outstanding capital stock is required to effect the action described herein. BRK’s Articles of Incorporation, as amended, does not authorize cumulative voting.

As of the record date, June 15, 2017, BRK had issued and outstanding (i) 50,383,200 shares of common stock, and (ii) one share of Series A Preferred Stock, equal to 110% of the voting power of all the issued and outstanding shares of common stock of BRK. Each share of Series A Preferred Stock has voting power equal to 110% of the voting power of the issued and outstanding shares of of common stock, and on June 15, 2017, there was 1 share of Series A Preferred stock issued and outstanding. Therefore, the voting power equal to not less than 25,191,601 shares of common stock is required to pass any stockholder resolutions. On June 15, 2017, the consenting stockholder voted his sole share of Series A Preferred Stock held by him, which share of Series A Preferred Stock has voting power equal to 55,421,520 shares of common stock, or 52.3% of the cumulative voting power of all issued and outstanding shares of BRK’s common stock on June 15, 2017.

Securities and Exchange Commission (“SEC”) Rule 14c-2(b) states that this this information statement shall be sent or given to stockholders at least 20 calendar days prior to the earliest date on which the corporate action may be taken. Because the sole consenting stockholder consented to the increase the number authorized shares on June 15, 2017, such action by the sole consenting stockholder may have been inconsistent with SEC Rule 14c-2(b).

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Pursuant to Chapter 78.320 of the NRS, the consenting stockholder voted, with the Board of Directors, in favor of the actions described herein in a joint written consent, dated June 15, 2017. No consideration was paid for the consent. The consenting stockholders’ names, affiliations with BRK, and their beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership		Percent of Shares (1)
Common Stock	Brian Keasberry (2)	12,750,000		25.3%
Series A Preferred Stock	Brian Keasberry (2)	1			(3)
All directors and executive officers as a group (1 person)		12,750,000	(3)		(3)

__________

*Unless otherwise noted, the address of each person or entity listed is, c/o BRK, Inc., 411 Eastgate Road, Suite A, Henderson, Nevada 89011.

(1) As of the record date, June 15, 2017, BRK had issued and outstanding (i) 50,383,200 shares of common stock and (ii) one share of Series A Preferred Stock, equal to 52.3% of the voting power of all the issued and outstanding shares of common stock of BRK. Each share of Series A Preferred Stock has voting power equal to 110% of the voting power of the issued and outstanding shares of common stock. On June 15, 2017, there was 1 share of Series A Preferred stock issued and outstanding.

(2) Appointed President and Chief Executive Officer, Secretary, Treasurer, and director, on May 22, 2008. Resigned as President and Chief Executive Officer, and director, on July 14, 2017.

(3) The sole issued and outstanding share of Series A Preferred Stock has voting power equal to 55,421,520 shares of common stock, or 52.3% of the cumulative voting power of all issued and outstanding shares of BRK’s common stock.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 15, 2017, certain information regarding the ownership of BRK’s capital stock by each director and executive officer of BRK, each person who is known to BRK to be a beneficial owner of more than 5% of any class of BRK’s voting stock, and by all officers and directors of BRK as a group. Unless otherwise indicated below, to BRK’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

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Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of June 15, 2017 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 50,383,200 shares of common stock issued and outstanding on a fully diluted basis, as of June 15, 2017.

Title of Class	Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership		Percent of Shares (1)
Common Stock	Brian Keasberry (2)	12,750,000		25.3%
Series A Preferred Stock	Brian Keasberry (2)	1			(3)
Common Stock	Blue Diamond Inc.	12,250,000			(3)
All directors and executive officers as a group (1 person)		12,750,000	(3)		(3)

___________

*Unless otherwise noted, the address of each person or entity listed is, c/o BRK, Inc., 411 Eastgate Road, Suite A, Henderson, Nevada 89011.

(1) As of the record date, June 15, 2017, BRK 50,383,200 shares of common stock and preferred stock issued and outstanding, consisting of: (i) 50,383,200 shares of common stock and (ii) one share of Series A Preferred Stock, which is equal to 52.3% of the voting power of all the issued and outstanding shares of common stock and preferred stock of BRK. Each share of Series A Preferred Stock has voting power equal to 110% of the voting power of the issued and outstanding shares of of common stock, and on June 15, 2017, there was 1 share of Series A Preferred stock issued and outstanding.

(2) Appointed President and Chief Executive Officer, Secretary, Treasurer, and director, on May 22, 2008. Resigned as President and Chief Executive Officer, and director, on July 14, 2017.

(3) The sole issued and outstanding share of Series A Preferred Stock has voting power equal to 55,421,520 shares of common stock, or 52.3% of the cumulative voting power of all issued and outstanding shares of BRK’s common stock

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and all other executive officers (collectively, the “Named Executive Officers”) in the fiscal years ended April 30, 2017 and 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Brian Keasberry (1)	2017	30,325	-0-	-0-	-0-	-0-	-0-	-0-	30,325
	2016	30,000	-0-	-0-	-0-	-0-	-0-	-0-	30,000

_______

(1)	Appointed President and Chief Executive Officer, Secretary, Treasurer, and director, on May 22, 2008. Resigned as President and Chief Executive Officer, and director, on July 14, 2017. Mr. Keasberry has accrued $125,340 of unpaid salary as of April 30, 2017.

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the fiscal period ended April 30, 2017 and through the date of filing of this Schedule 14C. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended April 30, 2017 and through the date of filing of this Schedule 14C.

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EMPLOYMENT AGREEMENTS

Daniel Serruya (currently a director, President and Chief Executive Officer), Brian Keasberry (currently Secretary and Treasurer) and Gary Shields (Chief Technology Officer) are nonemployee officers and/or directors of the Company, and none of them has an employment agreement with the Company. We have no employees.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of April 30, 2017 provided for or contributed to by our company.

Director Compensation

The following table sets forth director compensation as of the fiscal year ended April 30, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Brian Keasberry (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

___________

(1)	Appointed President and Chief Executive Officer, Secretary, Treasurer, and director, on May 22, 2008. Resigned as President and Chief Executive Officer, and director, on July 14, 2017. Mr. Keasberry has accrued $125,340 of unpaid salary as of April 30, 2017.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the Board of Directors. All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers and our directors as of the fiscal year ended April 30, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brian Keasberry (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

____________

(1)	Appointed President and Chief Executive Officer, Secretary, Treasurer, and director, on May 22, 2008. Resigned as President and Chief Executive Officer, and director, on July 14, 2017. Mr. Keasberry has accrued $125,340 of unpaid salary as of April 30, 2017.

Securities Authorized for Issuance under Equity Compensation Plans

None.

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CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of BRK which may result in a change in control of BRK.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of the Board of Directors and the written consent of the consenting stockholders:

I. AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK

On June 15, 2017, the Board of Directors and the consenting stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to increase the number of shares of authorized common stock from 100,000,000 to 2,000,000,000. Such amendment is referred to herein as the “Authorized Shares Amendment.”

Prior to June 15, 2017, BRK had 100,000,000 shares of common stock authorized, of which 50,383,200 shares were issued and outstanding. As a result of the Authorized Shares Amendment, BRK will have 2,000,000,000 shares of shares of common stock authorized for issuance, of which 1,949,616,800 will be available for issuance. The Board of Directors will be able to authorize the issuance of the additional 1,949,616,800 shares of common stock without seeking further action or vote of our stockholders.

On June 15, 2017, BRK had 1,000,000 shares of preferred stock authorized, one share of which has been designated as Series A Preferred Stock and issued and outstanding. The Authorized Shares Amendment does not have any effect on the number of shares preferred stock authorized.

The issuance by us of common stock could dilute both the equity interests and the earnings per share of existing holders of our common stock. Such dilution may be substantial, depending upon the amount of shares issued.

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of BRK by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of BRK. Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of BRK by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of the Directors to issue such additional shares of common stock could discourage an attempt by a party to acquire control of BRK by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common stock to persons’ interests aligned with that of the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

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While the increase in the number of shares of common stock authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the increase in the number of shares of common stock authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire BRK to negotiate directly with the Board of Directors, enabling the Board of Directors to consider a proposed transaction in a manner that best serves the stockholders’ interests.

The Board believes that it is advisable and in the best interests of BRK to have available additional authorized but unissued shares of common stock in an amount adequate to provide for BRK’s future needs. The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.

BRK has (i) no present plans or commitments for the issuance or use of the proposed additional shares of common stock in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of common stock in connection with a merger, share exchange or acquisition.

ANTI-TAKEOVER EFFECTS

The Authorized Shares Amendment will provide us with shares of common stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our common stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of BRK with another company. The Authorized Shares Amendment is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our common stock or gain control of BRK. The purpose of the Authorized Shares Amendment is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.

Other than the Authorized Shares Amendment, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of BRK. While it is possible that management could use the additional authorized shares of common stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created common stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the Authorized Shares Amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of BRK in effect on the date of this Information Statement. However, BRK stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of BRK or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. BRK is not aware of any proposed attempt to take over BRK or of any attempt to acquire a large block of BRK’s stock. BRK has no present intention to use the increased number of authorized common stock for anti-takeover purposes.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Authorized Shares Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of BRK. Rule 14c-2(b) states that this this information statement shall be sent or given to stockholders at least 20 calendar days prior to the earliest date on which the corporate action may be taken. Because the sole consenting stockholder consented to the Authorized Shares Amendment on June 15, 2017, such action by the sole consenting stockholder may have been inconsistent with SEC Rule 14c-2(b).

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ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

BRK’s Annual Report on Form 10-K for the year ended April 30, 2017 and filed with the SEC on August 15, 2017, has been incorporated herein by reference.

BRK will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by BRK pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding BRK should be addressed to Daniel Surreya, Chief Executive Officer, at BRK’s principal executive offices, at: BRK, Inc., 411 Eastgate Road, Suite A, Henderson, Nevada 89011. Mr. Surreya may also be reached by telephone at (781) 821-6600.

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